UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
NOVEMBER 7, 2008
Date of Report (Date of earliest event reported)
EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51828	36-2917389
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (847) 367-8282
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 7, 2008, Eagle Test Systems, Inc. (the “Company”) issued a press release to announce that it received stockholder approval for the previously announced merger agreement among the Company, Teradyne, Inc. (“Teradyne”) and Turin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Teradyne (the “Merger Sub”). A copy of this press release is attached as Exhibit 99.1 hereto.
     Subject to the terms of the merger agreement, Merger Sub will merge with and into the Company with the Company being the surviving entity, and the Company will continue as a wholly owned subsidiary of Teradyne (the “Merger”).
     As previously disclosed, consummation of the Merger is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This waiting period is still pending and is scheduled to expire at midnight on November 10, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated November 7, 2008.
Forward Looking Statements
     Certain items in this report may contain forward-looking statements within the meaning of the federal securities laws. When used, the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “result,” “should”, “will” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties, both known and unknown and often beyond our control, and are not guarantees of future performance insofar as actual events or results may vary materially from those anticipated. Factors that may cause such a variance include, among others, those discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.

November 7, 2008	By:	/s/ Stephen J. Hawrysz
Name: Stephen J. Hawrysz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 7, 2008.

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